Exhibit 4.1

Term NoTE

Principal Amount: $310,000.00 (the “Principal Amount”)	April 29, 2024 (the “Issuance Date”)
Purchase Price: $300,000.00

FOR VALUE RECEIVED, the undersigned Alzamend Neuro, Inc., a Delaware corporation (the “Maker”) promises to pay, on the dates set forth herein, to Orchid Finance LLC, a Nevada limited liability company (the “Lender”), at an address that has been designated by the Lender, the sum of Three Hundred Ten Thousand Dollars and No Cents ($310,000.00) on May 13, 2024 (the “Maturity Date”). Amounts due under this Promissory Note (the “Note”) may be prepaid at any time without penalty. Notwithstanding the foregoing, Maker and Lender intend to enter into a securities purchase agreement prior to repayment of this Note, and the Lender shall be entitled to apply the principal amount of the Note outstanding against the purchase price in connection with this transaction.

This Note shall accrue interest at the rate of fifteen percent (15%) per annum. Interest shall be payable in arrears on the Maturity Date. The Note was issued with an original issuance discount of Ten Thousand Dollars and No Cents ($10,000.00).

Repayment of this Note has been guaranteed by Ault Lending, LLC (“Ault Lending”) and Milton C. Ault, III pursuant to that certain Guaranty entered into by and among Ault Lending, Mr. Ault and the Lender on the date hereof (the “Guaranty”).

If any repayment to be made hereunder shall not be paid within five (5) Business Days after the same shall be due, then without limiting the Lender’s rights by reason of such default (an “Event of Default”), this Note shall accrue interest at the rate of twenty-two and ninety-nine hundredths percent (22.99%) per annum (the “Default Interest”) from the date that the Event of Default occurs through the date that the Note, including such Default Interest, is paid in full. All grace periods provided in this Note shall run concurrently.

Except as expressly provided herein, the Maker waives presentment, demand, notice, protest, and all other demands or notices in connection with the delivery, acceptance, endorsement, performance, default or enforcement of this Note, generally waives all suretyship defenses and defenses in the nature thereof, and agrees to be bound by all the terms and conditions contained in this Note executed in connection herewith.

No delay or omission of the holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. Acceptance by the Lender of any payment after acceleration shall not be deemed a waiver of such acceleration. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

The Lender need not enter payments of principal or interest upon this Note but may maintain a record thereof on a separate ledger maintained by the Lender.

Time is of the essence of this Note.

The word “holder” as used in this Note, shall mean the payee or endorsee of the Note who is in possession of it or the bearer if this Note is at the time payable to bearer.

If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Note, and the other provisions of this Note shall remain in full force and effect, and shall be construed in favor of holder. Subject to the foregoing provisions of this paragraph, it is the express intention of Maker and holder to conform strictly to any applicable usury laws. Accordingly, all agreements between Maker and holder, whether now existing or hereafter arising, and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity of this Note or otherwise, shall the amount paid or agreed to be paid to Lender or the holder of this Note for the use, forbearance or detention of the money loaned pursuant hereto or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document executed in connection herewith, exceed the maximum amount permissible under applicable law. If, from any circumstance or contingency whatsoever, fulfillment of any provision hereof or of any other document executed in connection herewith, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance or contingency holder shall ever receive as interest or otherwise an amount which would exceed the maximum rate of interest permitted by applicable law, the amount of such excess shall be applied to a reduction of the indebtedness evidenced by this Note, and not to the payment of interest, and if such excessive interest exceeds such indebtedness, the amount of such excessive interest shall be refunded to Maker. If at any time this Note prescribes a rate of interest in excess of the maximum rate permitted by law, all sums paid or agreed to be paid to holder for the use, forbearance or detention of the money loaned pursuant to this Note shall be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full, so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof. The transaction contemplated by this Note shall be deemed to have occurred in and been entered into in the State of New York, the loan made as reflected in the Note shall be deemed to have been extended in New York, repayment shall be required to be made in New York and any payment, when made, shall be deemed to have occurred in New York.

All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

This Note as well as the Guaranty shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Note shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, in the case of Maker, or acceptance, in the case of Lender, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of all of its reasonable counsel fees and disbursements. This Note shall be deemed an unconditional obligation of Maker for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Maker by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Holder and Maker are parties or which Maker delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Maker’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

[signature page follows]

2

IN WITNESS WHEREOF, the Maker has duly executed this Term Note as a sealed instrument as of the date and year first above written.

ALZAMEND NEURO, INC.

By:
Name:
Title:

Accepted and agreed to by the Lender:

ORCHID FINANCE LLC

By:
Name:
Title:

3